Exhibit 10.1

THIRD AMENDMENT TO PROMISSORY NOTE AND CREDIT AGREEMENT

THIS THIRD AMENDMENT TO PROMISSORY NOTE AND CREDIT AGREEMENT (“Agreement”) is made as of December 6, 2012, by and between VASCULAR SOLUTIONS, INC., a Minnesota corporation (the “Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association under the laws of the United States of America (the “Lender”).

RECITALS

A.           Borrower and Lender entered into that certain Credit Agreement dated as of December 21, 2009,  as amended by that certain First Amendment to Promissory Note and Credit Agreement dated as of December 20, 2010, and as further amended by that certain Second Amendment to Promissory Note and Credit agreement dated as of December 20, 2011 (collectively, the “Credit Agreement”), providing for a Revolving Credit Facility from the Lender to the Borrower (the “Loan”), which is evidenced by that certain Revolving Promissory Note dated as of December 21, 2009, payable to the Lender in the amount of the Loan (as amended from time to time, the “Note ”).

B.           The Note is secured by, among other things, a Security Agreement dated as of December 21, 2009, from Borrower to Lender (the “Security Agreement”) and a Pledge Agreement dated as of March 4, 2011, from Borrower to Lender (the “Pledge Agreement”).

C.           The Borrower and Lender have agreed to extend the maturity date of the Loan and to amend the Loan Documents (as such term is defined in the Credit Agreement), subject to such other terms and conditions as are contained herein.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  Unless the context clearly requires otherwise, capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

2.           Conditions Precedent.  Except as may be waived in writing by Lender in its sole discretion, this Agreement shall not be effective unless and until the Borrower (a) has satisfied the following terms and conditions, in a manner, form and content acceptable to Lender, and (b) is otherwise in full compliance with the terms, covenants and conditions of this Agreement and the Loan Documents.

  (a)         The due and proper execution of this Agreement by Borrower and delivery of this Agreement to Lender.

  (b)        Receipt by Lender of duly authorized and executed resolutions of the Borrower consenting to the terms of this Agreement.

  (c)        Borrower shall have paid all reasonable costs and expenses incurred by Lender as provided in Section 9(c) below.

These conditions precedent exist solely for the Lender’s benefit and Lender, in its sole discretion, shall determine whether they have been satisfied.

3.           Amendment to Credit Agreement.  The definition of “Revolving Credit Expiration Date” in Section 1.1 of the Credit Agreement is amended and modified as indicated below, subject to the effectiveness of this Agreement:

“Revolving Credit Expiration Date: The date that first occurs: (i) December 31, 2013, or (ii) the date on which the Revolving Credit Facility is terminated pursuant to Section 10.2.”

4.           Amendment to the Note. The Note is amended and modified as indicated below, subject to the effectiveness of this Agreement:

  (a)         Maturity Date. The Maturity Date of the Note and the Loan Documents is currently December 31, 2012.  The Maturity Date is hereby extended to December 31, 2013. Any reference to the “Maturity Date” shall hereafter refer to December 31, 2013.

  (b)        The Note is hereby amended to incorporate the terms of this Agreement.

  (c)        Any reference to the “Loan Documents” as contained in the Note either collectively or to any individual Loan Document shall hereafter refer to such Loan Document or Loan Documents as modified by this Agreement, and any future amendment, modification, renewal, extension or replacement thereof.

5.           No Other Amendments Intended.  Except as specifically provided herein, no other amendment of the Loan Documents is intended and all other terms and conditions of the Credit Agreement, the Note, the Security Agreement, the Pledge Agreement and the other Loan Documents shall remain in full force and effect and shall not be amended, modified or released in any way by this Agreement.  Borrower hereby ratifies and reaffirms all of Borrower’s obligations under the Credit Agreement, the Note, the Security Agreement and all of the other Loan Documents.

6.           No Impairment of Lien.  Any and all collateral described in the Security Agreement executed and delivered in connection with the Credit Agreement or the Pledge Agreement and the transactions contemplated there under and thereby shall remain subject to the lien, charge or encumbrance of such Security Agreement or Pledge Agreement, respectively, and nothing in this Agreement shall affect the lien of any of the Security Agreement, the Pledge Agreement or other Loan Documents on such collateral or the priority of such liens over any other liens, charges, encumbrances or conveyances, nor release or change the liability of any party who may now be or after the date of this Agreement, become liable, primarily or secondarily, under the Loan Documents.

7.           Representations and Warranties of Borrower.

  (a)         Qualification of Undersigned.  The undersigned officer of Borrower is duly qualified and acting in such official capacity on behalf of Borrower, is familiar with the facts herein represented and warranted, and is duly authorized to represent and warrant the same and make this Agreement.

  (b)        Representations and Warranties in Loan Documents.  The representations and warranties of the Borrower contained in the Credit Agreement, the Note, the Security Agreement, the Pledge Agreement and the other Loan Documents are true and correct in all material respects as of the date first written above (as if such representations and warranties were made effective as of the date first written above).

  (c)         Organizational Documents.  The Organizational Documents constitute all of the organizational documents of Borrower and are in full force and effect and have not been amended or modified.

  (d)        Power to Perform.  Borrower has the power, under the Organizational Documents, to enter into this Agreement and to perform the obligations required to be performed by Borrower under the terms of this Agreement.

  (e)        Due Authorization.  The execution, delivery and performance by Borrower of this Agreement has been duly authorized by all necessary action on the part of Borrower.  This Agreement has been duly executed and delivered on behalf of Borrower and, assuming the due execution and delivery of this Agreement by the other parties, constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally.  No registration with, or consent or approval of, or notice to, or other action by: (i) any trustee or holder of any indebtedness or obligation of Borrower; or (ii) any other person for the execution, delivery and performance of this Agreement by Borrower is required or, if required, such registration has been made, such consent, approval or notice given, or such other appropriate action taken.

  (f)         Borrower Defenses.  Borrower hereby represents and warrants that: (i) as of the date hereof, the Borrower has no defenses or rights of setoff against the enforcement by the Lender of the Borrower’s obligations under the Loan Documents; and (ii) no events have occurred which, with the giving of notice or passage of time, or both, would entitle the Borrower to any such defenses or rights of setoff.

  (g)        Financial Information.  The financial statements heretofore delivered to Lender in connection with this Agreement are true and correct in all material respects and fairly present the financial condition of the subjects thereof, and there have been no material adverse changes in the condition or prospects, financial or otherwise, of the subjects thereof since the dates of such financial statements.

  (h)        Lender Not in Default.  Lender is not in default under the Loan Documents or any instrument executed in connection with the Loan Documents, and no condition exists which, with the giving of notice or lapse of time, or both, would constitute a default by Lender thereunder.  Any default or purported default of Lender in connection with the Loan Documents arising prior to the execution of this Amendment, whether known or unknown, is waived by Borrower.

8.           Release.  In consideration of the covenants of this Agreement, Borrower does hereby release and discharge Lender, and each of its predecessors, successors and assigns, and each and all of its or their directors, officers, employees, attorneys, accountants, consultants, and other agents, of and from any and all claims, causes of action, obligations, costs, damages, judgments, and liabilities, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, which it may have had or now has, in connection with the Loan to and including the date of this Agreement.  This release shall be binding upon the Borrower and all of its subsidiary and affiliated entities and all trustees and receivers.   Borrower acknowledges that it has entered into the foregoing release freely and voluntarily upon its own information and investigation and after consultation with legal counsel of its own choosing.  The foregoing release shall operate as a full and complete release between and among the parties notwithstanding the discovery of any different or additional facts.

9.           Miscellaneous.

  (a)         Jurisdiction.  This Agreement shall be construed according to and governed by the laws of the State of Minnesota.

  (b)        Severability; Counterparts.  If any provision of this Agreement is adjudicated to be invalid, illegal or enforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Agreement will remain in full force and effect.  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

  (c)         Costs; Fee; Further Assurances.  Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses incurred by Lender in connection with the Loan, the Loan Documents and this Agreement including, but not limited to, legal expenses and attorneys’ fees sustained by Lender in connection with the preparation of this Agreement, the administration of the Loan or the exercise of any right or remedy available to Lender under the Loan Documents as amended hereby (whether or not suit is commenced) or otherwise at law or in equity.

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SIGNATURE PAGE TO

THIRD AMENDMENT TO PROMISSORY NOTE AND CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Third Amendment to Promissory Note and Credit Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.

VASCULAR SOLUTIONS, INC.

By:	/s/ James Hennen
Its:	Chief Financial Officer

6464 Sycamore Court
Minneapolis, MN 55369
Attention:	James Hennen
Telephone:	763-656-4300
Fax:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Gregory Guttormsson
Its:	Vice President

800 Nicollet Mall, Third Floor
BC-MN-HO3W
Minneapolis, MN 55402
Attention: Gregory Guttormsson